United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011

ePlus inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (703) 984-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 16, 2011, ePlus inc. (the “Company”) announced that its Board of Directors amended the Company’s share repurchase plan.  The plan, which commenced September 16, 2011, authorized the repurchase of 500,000 shares of ePlus’ outstanding common stock.  Since commencement of the plan, the Company has repurchased 403,458 shares through November 14, 2011.  Under the amended plan, the Company may repurchase up to 500,000 shares beginning November 15, 2011 through the scheduled termination of the plan, September 15, 2012.  The purchases may be made from time to time in the open market, or in privately negotiated transactions, subject to availability.  Any repurchased shares will have the status of treasury shares and may be used, when needed, for general corporate purposes.  The Company will continue to use its Rule 10b5-1 written trading plan to facilitate the repurchase of shares under the amended plan.

Exhibit No.                            Description

99.1	Press release dated November 16, 2011, issued by ePlus inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: November 16, 2011